Exhibit 99.1


                                [GRAPHIC OMITTED]

CONTACTS: Richard M. Ubinger                              June Filingeri
          Vice President of Finance,                      President
          Chief Financial Officer and Treasurer           Comm-Partners LLC
          (412) 257-7606                                  (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

              UNIVERSAL STAINLESS REPORTS CONTINUED IMPROVEMENT IN
                             FOURTH QUARTER OF 2009
        - SALES INCREASE 5.5% FROM 2009 THIRD QUARTER TO $26.7 MILLION -
-4Q09 EPS IS $0.14, INCLUDING $0.06 OF IMPORT DUTIES, VS. EPS OF $0.05 IN 3Q09-
                           - BACKLOG RESUMES GROWTH -

     BRIDGEVILLE, PA, JANUARY 27, 2010 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) reported today that sales for the fourth quarter of 2009 were $26.7 million compared with $57.1 million in the fourth quarter of 2008 and $25.3 million in the third quarter of 2009.

     Net income for the fourth quarter was $956,000 or $0.14 per diluted share compared with $1.2 million or $0.18 per diluted share in the fourth quarter of 2008 and $312,000 or $0.05 per diluted share in the third quarter of 2009. Import duties received in the 2009 and 2008 fourth quarters were $551,000 and $599,000, respectively, both amounts equivalent to $0.06 per diluted share.

     Cash flow from operations for the fourth quarter of 2009 totaled $2.5 million compared with $5.8 million in the fourth quarter of 2008 and $10.0 million in the third quarter of 2009. Cash flow decreased in the quarter due to the slowing rate of reduction in managed working capital because of improving shipment volume and order entry. In addition, capital expenditures were $2.1 million including $1.8 million for a melt shop upgrade project, which remains on budget.

     For the full year of 2009, sales were $124.9 million and the Company incurred a net loss of $3.0 million or $0.44 per share. The net loss included a negative tax adjustment in the second quarter of $742,000, equivalent to $0.11 per diluted share, and unusual charges related to economic conditions in the first quarter of $3.6 million, equivalent to $0.53 per diluted share after-tax. Before the tax adjustment and unusual charges, the Company's net income for 2009 was $1.4 million or $0.20 per diluted share. In 2008, the Company had record sales of $235.1 million and net income was $14.0 million, or $2.05 per diluted share.

     President and CEO Dennis Oates commented: "The fourth quarter of 2009 was marked by early-stage recovery in demand. Our order entry improved each month in the quarter, and resulted in the first sequential increase in our backlog since the third quarter of 2008. In total, our year-end backlog was $36 million, an increase of 8% from September 30.

     "The sequential growth in fourth quarter 2009 sales and tons shipped resulted from a 50% increase in our shipments to service centers, consistent with indications that service centers have generally finished inventory destocking. Sales of tool steel plate tripled and aerospace sales improved modestly.

     "Our profitability improved over the third quarter of 2009 due to higher shipment volumes, cost savings being realized from recent capital projects and process improvements, and improved cycle times.


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

     "There is widespread belief among our customers that 2010 will be better than 2009, but the level of caution accompanying their optimism is high. Therefore, we currently expect further recovery in market demand to be gradual."

SEGMENT REVIEW
--------------

     For the fourth quarter of 2009, the UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT had sales of $23.1 million and operating income of $509,000, yielding an operating margin of 2.2% of sales. This compares with sales of $53.1 million and operating income of $1.9 million, or 3.5% of sales, in the fourth quarter of 2008. In the third quarter of 2009, sales were $21.7 million and operating income was $60,000, or 0.3% of sales.

     Segment sales declined 57% from the fourth quarter of 2008 primarily due to a 48% decrease in tons shipped. Shipments to rerollers, forgers and service centers declined substantially from the 2008 fourth quarter offsetting a strong increase in shipments to OEMs. Segment sales increased 7% from the third quarter of 2009 on 11% more tons shipped, reflecting higher shipments to service centers, especially of tool steel plate, and to forgers.

     The DUNKIRK SPECIALTY STEEL SEGMENT recorded sales of $8.5 million and operating income of $227,000 for the fourth quarter of 2009, yielding an operating margin of 2.7% of sales. This compares with sales in the fourth quarter of 2008 of $11.4 million and an operating loss of $1.3 million, which included a $248,000 charge for the relocation of the round bar finishing line to Dunkirk from Bridgeville and a $385,000 increase to the segment's LCM reserve. In the third quarter of 2009, sales were $8.5 million and operating income was $397,000, or 4.7% of sales.

     Dunkirk's sales declined 25% from the fourth quarter of 2008 on 3% fewer tons shipped due to product mix and lower surcharges. Dunkirk's sales were level with the third quarter of 2009 on a 3% increase in tons shipped.

WEBCAST
-------

     A simultaneous webcast of the Company's conference call discussing the fourth quarter of 2009, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website through the end of the first quarter of 2010.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS, LABOR AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT, AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS ALSO MAY BE IMPACTED BY VARIOUS ECONOMIC AND MARKET RISK AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                                - TABLES FOLLOW -


                             UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                        FINANCIAL HIGHLIGHTS
                        (Dollars in thousands, except per share information)
                                             (Unaudited)

                               CONSOLIDATED STATEMENT OF OPERATIONS


                                               For the Quarter Ended             For the Year Ended
                                                      December 31,                   December 31,
                                                 2009           2008            2009             2008
                                                 ----           ----            ----             ----
     NET SALES

Stainless steel                              $  20,037      $  44,340       $   98,069       $  172,222
Tool steel                                       3,385          7,887            9,413           39,046
High-strength low alloy steel                    1,560          2,427            9,235           11,936
High-temperature alloy steel                     1,184          1,678            5,567            7,931
Conversion services                                330            427            1,203            1,941
Other                                              176            381            1,420            2,030
                                               -------       --------        ---------        ---------
    Total net sales                             26,672         57,140          124,907          235,106
Cost of products sold                           23,374         54,092          117,901          204,929
Selling and administrative expenses              2,562          2,524           11,663           11,085
                                               -------       --------        ---------        ---------
    Operating income (loss)                        736            524           (4,657)          19,092
Interest expense                                   (19)           (24)             (89)            (105)
Other income                                       559            694              695              911
                                               -------       --------       ----------        ---------
    Income (loss) before taxes                   1,276          1,194           (4,051)          19,898
Income tax provision (benefit)                     320            (37)          (1,093)           5,948
                                               -------       --------       ----------        ---------
    Net income (loss)                        $     956      $   1,231       $   (2,958)      $   13,950
                                               =======       ========       ==========        =========

Earnings (loss) per share - Basic            $    0.14      $    0.18       $    (0.44)      $     2.08
                                               =======       ========       ==========        =========
Earnings (loss) per share - Diluted          $    0.14      $    0.18       $    (0.44)      $     2.05
                                               =======       ========       ==========        =========
Weighted average shares of
Common Stock outstanding
    Basic                                    6,769,130      6,727,727        6,755,560        6,706,535
    Diluted                                  6,815,853      6,781,712        6,755,560        6,801,203


                                            MARKET SEGMENT INFORMATION

                                               For the Quarter Ended             For the Year Ended
                                                      December 31,                  December 31,
                                                 2009           2008            2009             2008
                                                 ----           ----            ----             ----
     NET SALES

Service centers                              $  11,313      $  20,979       $   50,355       $  110,889
Forgers                                          8,652         18,092           39,821           52,551
Rerollers                                        2,270         11,649           12,174           41,660
Original equipment manufacturers                 2,913          3,968           16,089           18,955
Wire redrawers                                   1,018          1,662            3,845            7,129
Conversion services                                330            427            1,203            1,941
Other                                              176            363            1,420            1,981
                                               -------       --------        ---------        ---------
    Total net sales                          $  26,672     $   57,140       $  124,907       $  235,106
                                               =======       ========        =========        =========

Tons shipped                                     6,172         11,681           28,182           45,679
                                               =======       ========        =========        =========


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


                                             BUSINESS SEGMENT RESULTS


UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT

                                               For the Quarter Ended            For the Year Ended
                                                    December 31,                    December 31,
                                                2009           2008            2009            2008
                                                ----           ----            ----            ----
     NET SALES

Stainless steel                              $  14,318      $  36,233       $  71,670       $  121,612
Tool steel                                       3,311          7,768           9,146           37,631
High-strength low alloy steel                      271            925           3,017            3,881
High-temperature alloy steel                       347            661           1,988            2,977
Conversion services                                217            296             763            1,278
Other                                              166            351           1,391            1,875
                                               -------        -------        --------        ---------
                                                18,630         46,234          87,975          169,254
Intersegment                                     4,456          6,880          20,344           37,384
                                               -------        -------        --------        ---------

    Total net sales                             23,086         53,114         108,319          206,638
Material cost of sales                           9,882         32,215          49,592          114,930
Operation cost of sales                         11,005         17,375          52,656           68,415
Selling and administrative expenses              1,690          1,673           8,467            7,613
                                               -------        -------        --------        ---------

    Operating income (loss)                  $     509      $   1,851       $  (2,396)      $   15,680
                                               =======        =======        ========        =========


DUNKIRK SPECIALTY STEEL SEGMENT
                                               For the Quarter Ended            For the Year Ended
                                                    December 31,                    December 31,
                                                2009           2008            2009            2008
                                                ----           ----            ----            ----
     NET SALES

Stainless steel                              $   5,719      $   8,107       $   26,399      $   50,610
Tool steel                                          74            119              267           1,415
High-strength low alloy steel                    1,289          1,502            6,218           8,055
High-temperature alloy steel                       837          1,017            3,579           4,954
Conversion services                                113            131              440             663
Other                                               10             30               29             155
                                               -------        -------        ---------       ---------
                                                 8,042         10,906           36,932          65,852
Intersegment                                       475            492            1,659           3,712
                                               -------        -------        ---------       ---------

    Total net sales                              8,517         11,398           38,591          69,564
Material cost of sales                           4,904          8,031           24,567          44,215
Operation cost of sales                          2,514          3,843           13,089          18,465
Selling and administrative expenses                872            851            3,196           3,472
                                               -------        -------        ---------       ---------

    Operating income (loss)                  $     227      $  (1,327)      $   (2,261)     $    3,412
                                               =======        ========       ==========      =========




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

                                CONSOLIDATED BALANCE SHEET

                                                         December 31,          December 31,
                                                             2009                  2008
                                                             ----                  ----
     ASSETS

Cash                                                    $    42,349           $   14,812
Accounts receivable, net                                     17,028               33,057
Inventory, net                                               41,322               63,222
Other current assets                                          9,344                8,239
                                                         ----------            ---------

    Total current assets                                    110,043              119,330
Property, plant & equipment, net                             70,085               62,626
Other assets                                                  1,586                  988
                                                         ----------            ---------

    Total assets                                        $   181,714           $  182,944
                                                         ==========            =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Trade accounts payable                                  $     7,783           $   19,350
Outstanding checks in excess of bank balance                    734                  540
Accrued employment costs                                      1,178                3,795
Current portion of long-term debt                             2,223                  403
Other current liabilities                                       553                  421
                                                         ----------            ---------

    Total current liabilities                                12,471               24,509
Long-term debt                                               10,823                1,046
Deferred taxes                                               14,049               11,689
Other liabilities                                               145                    -
                                                         ----------            ---------

    Total liabilities                                        37,488               37,244
Stockholders' equity                                        144,226              145,700
                                                         ----------            ---------

    Total liabilities and stockholders' equity          $   181,714           $  182,944
                                                         ==========            =========



                         CONSOLIDATED STATEMENT OF CASH FLOW DATA

                             For the Year Ended December 31,

                                                             2009            2008
                                                             ----            ----
Cash flows provided by operating activities:
  Net income (loss)                                     $   (2,958)       $  13,950
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                          4,859            4,167
      Loss on retirement of fixed assets                        84              402
      Deferred income tax                                    1,853              558
      Stock based compensation expense                       1,058              838
      Tax benefit from share-based
         payment arrangements                                  (86)            (529)
  Changes in assets and liabilities:
      Accounts receivable, net                              16,029           (5,556)
      Inventory, net                                        21,900            2,350
      Trade accounts payable                               (11,567)           5,367
      Accrued employment costs                              (2,617)          (1,512)
      Current income tax, net                               (1,613)          (1,491)
      Other, net                                               764             (874)
                                                         ---------         --------
Cash flow provided by operating activities                  27,706           17,670
                                                         ---------         --------
Cash flow used in investing activities:
  Proceeds from sale of fixed assets                            60               -
  Capital expenditures                                     (12,394)         (12,905)
                                                         ---------          -------
Cash flow used in investing activities                     (12,334)         (12,905)
                                                         ---------          -------
Cash flows provided by financing activities:
  Long-term debt issuance                                   12,000                -
  Long-term debt repayments                                   (403)            (387)
  Net change in outstanding checks in excess
    of bank balance                                            194           (1,524)
  Deferred financing costs                                     (84)              -
  Proceeds from issuance of common stock                       372              781
  Tax benefit from share-based
         payment arrangements                                   86              529
                                                         ---------          -------
Cash flow provided by (used in) financing
         activities                                         12,165             (601)
                                                         ---------          -------

    Net cash flow                                       $   27,537        $   4,164
                                                         =========          =======



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